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                                                                    EXHIBIT 3.19

                    [GREAT SEAL OF THE STATE OF NEW MEXICO]

                                 OFFICE OF THE
                          PUBLIC REGULATION COMMISSION

                          CERTIFICATE OF INCORPORATION

                                       OF

                         AHS NEW MEXICO HOLDINGS, INC.

                                    2249720

         The Public Regulation Commission certifies that the Articles of Incorporation, duly signed and verified pursuant to the provisions of the
                            BUSINESS CORPORATION ACT
                        (53-11-1 to 53-18-12 NMSA 1978)
have been received by it & are found to conform to law.

         Accordingly, by virtue of the authority vested in it by law, the Public Regulation Commission issues this Certificate of Incorporation & attaches hereto, a duplicate of the Articles of Incorporation.

Dated: APRIL 24, 2002

                                    In testimony whereof, the Public Regulation
                                    Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the seal of said
                                    Commission to affixed at the City of Santa
                                    Fe.

                                    /s/ [ILLEGIBLE]
                                    -------------------------------
                                              Chairman

                                    /s/ [ILLEGIBLE]
                                    -------------------------------
                                              Bureau Chief

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                            ARTICLES OF INCORPORATION

                                       OF

                          AHS NEW MEXICO HOLDINGS, INC.

         The undersigned, for purposes of incorporating and organizing a corporation under the New Mexico Business Corporation Act ("Act"), adopts the following Articles of Incorporation for such corporation:

         1. NAME. The name of the Corporation is AHS NEW MEXICO HOLDINGS, INC.

         2. DURATION. The period of the Corporation's duration is perpetual.

         3. PURPOSE. The purpose for which the Corporation is organized is to acquire, own, manage and operate healthcare facilities and to transact any lawful business for which corporations may be incorporated under the Act.

         4. SHARES. The total number of shares which the Corporation is authorized to issue is 1,000 Common Shares, $0.01 par value.

         5. REGISTERED OFFICE; REGISTERED AGENT. The street address of the initial registered office of the Corporation is 433 Paseo de Peralta, Santa Fe, New Mexico 87501, and the name of its initial registered agent at such office is National Registered Agents, Inc.

         6. NUMBER OF DIRECTORS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors. The number of directors shall be fixed by resolution of the Board of Directors from time to time, subject to the applicable provisions of the Act and the Corporation's Bylaws. The number constituting the initial Board of Directors is two and the names and addresses of the persons who have consented to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

         William P. Barnes          102 WoodmontBlvd., Suite 800, Nashville,
                                    Tennessee 37205
         Stephen C. Petrovich       102 WoodmontBlvd., Suite 800, Nashville,
                                    Tennessee 37205

         7. INCORPORATOR. Nancy M. King, whose mailing address is 325 Paseo de Peralta, Santa Fe, New Mexico 87501, is the sole incorporator of the Corporation.

         8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  8.1 INDEMNIFICATION. To the fullest extent permitted by, and in accordance with the provisions of, the Act, the Corporation shall indemnify each director or officer of the Corporation against reasonable expenses (including reasonable attorneys' fees), judgments, taxes penalties, fines

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(including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (collectively, "Liability"), incurred by such person in connection with defending any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) to which such person is, or is threatened to be made, a party because such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, employee or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans. A director or officer shall be considered to be serving an employee benefit plan at the Corporation's request if such person's duties to the Corporation also impose duties on or otherwise involve services by such person to the plan or to participants in or beneficiaries of the plan.

                  8.2 REIMBURSEMENT OF EXPENSES. To the fullest extent authorized or permitted by, and in accordance with the provisions of, the Act, the Corporation shall pay or reimburse reasonable expenses (including reasonable attorneys' fees) incurred by a director or officer who is a party to a proceeding in advance of final disposition of such proceeding.

                  8.3 INDEMNIFICATION PROVISION NOT EXCLUSIVE. The indemnification against Liability and advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under the Bylaws, any agreement or action of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office of the Corporation, shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  8.4 REPEAL OR MODIFICATION OF INDEMNIFICATION. Any repeal or modification of this Section 8 by the Board of Directors or shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation under this Section 8 with respect to any act or omission occurring prior to the time of such repeal or modification.

         9. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of such person's duties as a director; provided, however, that this provision shall not eliminate or limit the liability of a director if: (1) the director has breached or failed to perform the duties of the director's office in compliance with Subsection B of
Section 53-11-35 of the Act; and (2) the breach or failure to perform constitutes: (a) negligence, willful misconduct or recklessness in the case of a director who has either an ownership interest in the Corporation or receives in his capacity as a director or as any employee of the Corporation compensation of more than two thousand dollars ($2,000) from the Corporation in any calendar year; or (b) willful misconduct or recklessness in the case of a director who does not have an ownership interest in the Corporation and does not receive in his capacity as director or as an employee of the Corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year. This Section 9 shall continue to be applicable with respect to any such breach of duties by a director of the Corporation as a

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director notwithstanding that such director thereafter ceases to be a director and shall inure to the personal benefit of such person's heirs, executors and administrators.

         IN TESTIMONY WHEREOF, witness the signature of the sole incorporator, this 24th day of April, 2002.

                                    /s/ Nancy M. King
                                    -----------------------------
                                    NANCY M. KING, ORGANIZER

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                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                     BY DESIGNATED INITIAL REGISTERED AGENT

TO: THE STATE OF CORPORATION COMMISSION
    STATE OF NEW MEXICO

STATE OF NEW MEXICO        )
                           )
COUNTY OF Sante Fe         )

On this 24th day of April, 2002, before me, a Notary Public in and for the State and County aforesaid, personally appeared KAY L. HOMAN, who is to me known to be the person and who acknowledged to me that the undersigned corporate entity does hereby accept the appointment as the Initial Registered Agent of AHS New Mexico Holdings, Inc., the corporation which is named in the annexed Articles of Incorporation, and which is applying for a Certificate of Incorporation pursuant to the provisions of the Business Corporation Act of the State of New Mexico.

                                          NATIONAL REGISTERED AGENTS, INC.

                                          By: /s/ Kay L. Homan
                                              -------------------------
                                          Name: KAY L. HOMAN
                                          Title: Vice President

[NOTARY SEAL]

/s/ Angelica Gonzales
------------------------------------
Notary Public

My Commission Expires: 2/26/02

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